                                                                    Exhibit 99.3

        UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

     The following summary selected unaudited pro forma condensed combined statements of operations were prepared using the purchase method of accounting with Clinical Data treated as the acquirer. The unaudited pro forma condensed combined statements of operations data combine the historical statements of income data for Clinical Data and the statements of operations for Genaissance, and Icoria, giving effect to the mergers as if they had occurred at the beginning of the period presented.

     The data is presented for informational purposes only and is not intended to represent or be indicative of the results of operations of Clinical Data that would have been reported had the merger been completed as of the dates presented, and should not be taken as representative of future results of operations of Clinical Data.

     This selected unaudited pro forma condensed combined financial data should be read in conjunction with the summary selected historical financial data and accompanying notes contained in Clinical Data's proxy statement/prospectus filed with the SEC on October 27, 2005 and the separate historical financial statements and accompanying notes of Clinical Data, Genaissance and those of Icoria incorporated by reference into the proxy statement/prospectus.

     We have adjusted the historical financial information to give effect to the impact of the consideration issued in connection with the mergers. The Unaudited Pro Forma Condensed Combined Statements of Operations also include certain purchase accounting adjustments, expected to have a continuing impact on the combined results, such as increased depreciation and amortization expense on acquired tangible and intangible assets.

     The Unaudited Pro Forma Condensed Combined Statements of Operations do not include the impacts of any revenue, cost or other operating synergies that may result from the mergers.

     The Unaudited Pro Forma Condensed Combined Financial Statements do not reflect the impact of financing, liquidity or other balance sheet repositioning that may be undertaken in connection with or subsequent to the mergers.

     The Unaudited Pro Forma Condensed Combined Statements of Operations do not reflect nonrecurring charges resulting from the merger. The substantial majority of nonrecurring charges resulting from the merger were comprised of employee termination costs and other exit costs related to the Icoria business that were recognized in the opening balance sheet in accordance with EITF Issue No 95-3, "Recognition of Liabilities in Connection with a Purchase Business Combination." Other merger-related charges incurred that do not meet the criteria in EITF Issue No 95-3, including employee termination and exit costs related to the Clinical Data business, other integration-related costs, in-process research and development costs, and the impacts of potential divestitures, if any, that may be required by governmental authorities.

Conforming Year Ends

     Clinical Data has a fiscal year end of March 31 whereas Genaissance and Icoria had a December 31 calendar year end. In order to prepare the Unaudited Pro Forma Condensed Combined Statement of Income for the year ended March 31, 2005 and for the nine months ended December 31, 2005, Genaissance's and Icoria's operating results were first conformed to Clinical Data's year-end. This was done utilizing Genaissance's and Icoria's historical financial statements as of and for the year ended December 31, 2004, their historical unaudited financial statements as of and for the three-month periods ended March 31, 2005 and 2004 and their historical unaudited financial statements as of and for the periods ended through their respective acquisition dates of October 6, 2005 and December 20, 2005. The operations of Genaissance and Icoria subsequent to the respective acquisitions are included in the historical Clinical Data column.

                       CLINICAL DATA, INC. & SUBSIDIARIES
           UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
                   For the Nine Months Ended December 31, 2005


                                   Historical
                                    Clinical    Historical     Pro Forma    Pro Forma   Historical    Pro Forma    Pro Forma
                                    Data (a)  Genaissance (a) Adjustments    Combined     Icoria(a)  Adjustments    Combined
                                   ---------- --------------- -----------   ---------   ----------   -----------   ---------
                                                             (In thousands, except per share data)
Revenues                            $ 45,562     $ 10,696     $   (275)(j)  $ 55,983     $12,096                    $ 68,079
Cost of sales / services              28,342        7,149                     35,491      12,634                      48,125

Operating Expenses:
Research and development               3,838        2,752                      6,590                                   6,590
Selling, general and                  14,083       11,382         (748)(b)    25,351       7,172           292 (b)    31,364
administrative                                                   2,340 (c)                              (1,451)(c)
                                                                (1,706)(h)

Write down of Purchased Research      40,100            0      (36,700)(i)     3,400           0        (3,400)(i)        --

Gain on sale of selected
   agricultural assets                    --           --           --            --         753            --           753
                                     ---------------------------------------------------------------------------------------

Income from continuing
   operations                        (40,801)     (10,587)      34,833       (16,555)     (6,957)        4,559       (18,953)

Interest expense                        (389)        (737)         186 (d)      (940)     (1,250)           --        (2,190)

Other income (expense), net              173          114          (15)(d)       272        (361)           --           (89)
                                     ---------------------------------------------------------------------------------------

Income from continuing operations    (41,017)     (11,210)      35,004       (17,223)     (8,568)        4,559       (21,232)

Income tax benefit (provision)          (905)          (6)        (936)(b)    (1,633)         --           580 (b)    (1,169)
                                                                  (744)(d)                                (117)(b)
                                                                   299 (b)
                                                                   659 (e)

Minority interest                        (12)          --           --           (12)         --            --           (12)
                                     ---------------------------------------------------------------------------------------

Net income (loss) from
   continuing operations             (41,934)     (11,216)      34,282       (18,868)     (8,568)        5,023       (22,413)

Preferred stock dividends and
   accretion                             (52)         221         (335)(f)      (166)         --               (f)      (166)
                                     ---------------------------------------------------------------------------------------
Net income (loss) from
   continuing operations applicable
   to common shareholders           $(41,986)    $(10,995)    $ 33,947      $(19,033)    $(8,568)       $5,023      $(22,579)
                                    ========================================================================================

Basic net
(loss) per common share                                                                                             $  (3.12)

Diluted net
(loss) per common share                                                                                             $  (3.12)

Weighted average shares
   outstanding (g)
Basic                                  5,214                     2,302 (g)      (819)                      549 (g)     7,246
diluted                                5,214                     2,178 (g)      (695)                      549 (g)     7,246

Notes to Unaudited Pro Forma Condensed Combined Statements of Operations for the
                       nine months ended December 31, 2005

(a) Certain items of the historical presentation of Clinical Data have been combined to conform to the presentation used in the Unaudited Pro Forma Condensed Combined Statements of Operations.

(b) To adjust deferred compensation expense for the result of the conversion of Genaissance and Icoria's restricted stock and unvested options to Clinical Data shares and options, respectively.

(c) To adjust amortization expense for the result of purchased intangibles based on the preliminary allocation of the purchase price to intangible assets. The unaudited pro forma condensed combined financial statements reflect a preliminary allocation to tangible assets, liabilities, goodwill and other intangible assets. The final purchase price allocation may result in a different allocation for tangible and intangible assets than that presented in these unaudited pro forma condensed combined financial statements. The purchased intangibles are amortized on a straight line basis over their respective useful lives.

(d) To adjust interest expense and interest income to reflect the pro forma results. Genaissance had a debt obligation that would be in default due to the acquisition, and the outstanding balance would be repaid, therefore the Company would not incur interest expense and related costs for the periods presented. In addition, the cash used to pay the outstanding debt would not be available to earn interest income.

(e) Income tax impacts as a result of purchase accounting adjustments are estimated at Clinical Data effective tax rate for the periods presented, which reflects our best estimate of Clinical Data statutory income tax rates for all tax jurisdictions. In addition, it is assumed that the current U.S. domestic losses of Genaissance would be available to offset the U.S. domestic income realized by Clinical Data.

(f) Represents an adjustment to result in the dividends payable to the stockholders of the newly issued Clinical Data preferred stock in relation to the Genaissance acquisition.

(g) The pro forma combined per share amounts and weighted average common shares reflect the combined weighted average Clinical Data common shares for each period presented and the Icoria common shares, adjusted to reflect the exchange ratio of 0.065 shares of Clinical Data common stock for each share of Genaissance and 0.01552 shares of Clinical Data common stock for each share of Icoria. No stock options or warrants were included in the diluted earnings per share calculation because they would be anti-dilutive.

(h) Represents the removal of Genaissance's non-recurring expense item of $1,706 in closing costs pertaining to its merger with Clinical Data.

(i) Represents the reversal of the write-down of purchased research costs since these are non-recurring costs.

(j) To adjust revenues to reflect the pro forma results. At the time of the acquisition Genaissance had deferred revenue on the books which was adjusted in purchase accounting.

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                        For the Year Ended March 31, 2005

                                         Historical
                                          Clinical    Historical   Pro Forma   Pro Forma  Historical   Pro Forma   Pro Forma
                                           Data(a)   Genaissance  Adjustments   Combined    Icoria    Adjustments   Combined
                                         ----------  -----------  -----------  ---------  ----------  -----------  ---------
                                                              (In thousands, except per share data)
Revenues                                  $56,400     $ 22,777    $    --      $ 79,177    $27,490      $ --       $106,667
Cost of sales/ services                    36,047        8,356       (109)(b)    44,294         --        --         44,294
Operating expenses:
   Research and development                 2,687       18,120        (76)(b)    20,731     27,460        --         48,191
   Selling, general and
   administrative                          12,102       14,173       (445)(b)               12,865       (90)(b)
                                                                    2,346(c)     28,176                  173(c)      41,124
   Gain on sale of selected
   agricultural assets                         --           --         --             0      1,901        --          3,948
                                          ---------------------------------------------------------------------------------

Operating income (loss)                     5,564      (17,872)    (1,716)      (14,024)    (8,887)      (83)       (22,994)
Interest expense, net                        (208)        (657)       327(d)       (538)      (920)        0         (1,458)
Other income (expense), net                   173           41        (30)(d)       184        168        --            352
Write-down of investment in affiliate           0       (1,003)        --        (1,003)        --        --         (1,003)
                                          ---------------------------------------------------------------------------------

Income (loss) before (provision)
benefit for income taxes, equity
in loss of affiliate, and minority
interest                                    5,529      (19,491)    (1,419)      (15,381)    (9,639)      (83)       (25,103)
Income tax (provision) benefit             (2,118)           9      1,226(e)       (883)        --        33(e)        (850)
Equity in loss of affiliate, net of tax        --         (300)        --          (300)        --        --           (300)
Minority interest                             (16)          --         --           (16)        --        --            (16)
                                          ---------------------------------------------------------------------------------

NET INCOME (LOSS)                           3,395      (19,782)      (193)      (16,580)    (9,639)      (50)       (26,269)
Warrant issuance expense                       --         (833)        --          (833)         0        --           (833)
Preferred stock dividends and accretion        --         (516)       295(f)       (221)        --        --           (221)
Beneficial conversion feature of
preferred stock and warrant                    --          (40)        --           (40)        --        --            (40)
                                          ---------------------------------------------------------------------------------

NET INCOME (LOSS) APPLICABLE TO COMMON
STOCKHOLDERS                              $ 3,395     $(21,171)   $   102      $(17,674)   $(9,639)     $(50)      $(27,363)
                                          =================================================================================

BASIC NET EARNINGS (LOSS) PER COMMON
SHARE                                     $  0.77                                                                  $  (3.78)
DILUTED NET EARNINGS (LOSS) PER COMMON
SHARE(g)                                  $  0.75                                                                  $  (3.78)
Weighted Average Shares Outstanding(g):
   Basic                                    4,389                   2,297(g)                             552(g)       7,238
   Diluted                                  4,507                   2,179(g)                             552(g)       7,238

* The historical Genaissance results of operations are from April 1 through October 6, 2005 and the historical Icoria results of operations are from April 1 through December 20, 2005.

Notes to Unaudited Pro Forma Condensed Combined Statements of Operations for the
                           year ended March 31, 2005.

(a) Certain items of the historical presentation of Clinical Data have been combined to conform to the presentation used in the Unaudited Pro Forma Condensed Combined Statements of Operations.

(b) To adjust deferred compensation expense for the result of the conversion of Genaissance and Icoria's restricted stock and unvested options to Clinical Data shares and options, respectively.

(c) To adjust amortization expense for the result of purchased intangibles based on the preliminary allocation of the purchase price to intangible assets. The unaudited pro forma condensed combined financial statements reflect a preliminary allocation to tangible assets, liabilities, goodwill and other intangible assets. The final purchase price allocation may result in a different allocation for tangible and intangible assets than that presented in these unaudited pro forma condensed combined financial statements. The purchased intangibles are amortized on a straight line basis over their respective useful lives.

(d) To adjust interest expense and interest income to reflect the pro forma results. Genaissance had a debt obligation that would be in default due to the acquisition, and the outstanding balance would be repaid, therefore the Company would not incur interest expense and related costs for the periods presented. In addition, the cash used to pay the outstanding debt would not be available to earn interest income.

(e) Income tax impacts as a result of purchase accounting adjustments are estimated at Clinical Data effective tax rate for the periods presented, which reflects our best estimate of Clinical Data statutory income tax rates for all tax jurisdictions. In addition, it is assumed that the current U.S. domestic losses of Genaissance would be available to offset the U.S. domestic income realized by Clinical Data.

(f) Represents an adjustment to result in the dividends payable to the stockholders of the newly issued Clinical Data preferred stock in relation to the Genaissance acquisition.

(g) The pro forma combined per share amounts and weighted average common shares reflect the combined weighted average Clinical Data common shares for each period presented and the Icoria common shares, adjusted to reflect the exchange ratio of 0.065 shares of Clinical Data common stock for each share of Genaissance and 0.01552 shares of Clinical Data common stock for each share of Icoria. No stock options or warrants were included in the diluted earnings per share calculation because they would be anti-dilutive.

(h) Represents the removal of Genaissance's non-recurring expense item of $625 in closing costs pertaining to its merger with Clinical Data.

Items Not Adjusted

     The Unaudited Pro Forma Combined Condensed Statements of Operations present operations before non-recurring charges or credits directly attributable to the transaction. Therefore, certain non-recurring items have been excluded from the statements of operations including in-process research and development expense for Genaissance and Icoria. Genaissance's and Icoria's closing costs related to the respective transactions and operating efficiencies and cost savings that may be achieved with respect to the combined entity. A preliminary assessment has estimated the in-process research and development expense as approximately $30,400 and $1,368, at Genaissance and Icoria, respectively. Genaissance has estimated its closing costs related to the merger to be approximately $1,792 and Icoria estimates its closing costs to be approximately $1,500.

Common Shares Outstanding

     The number of pro forma common shares outstanding after giving effect to the merger for purposes of the pro forma statements of operations is:

                                                As of             As of
                                           March 31, 2005   December 31, 2005
                                           --------------   -----------------
Clinical Data's common shares
outstanding                                     4,389             5,214
Increase in common shares attributable
to conversion of Genaissance stock              2,297             2,302
Increase in common shares attributable
to conversion of Icoria stock                     552               549
Effect of mergers in Clinical Data's
Common shares outstanding                                          (819)
                                                -----             -----
Total pro forma common shares
outstanding                                     7,238             7,246
                                                =====             =====